UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2013

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-3523	48-0290150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas		66612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sales Agency Financing Agreement

On March 21, 2013, we entered into a Sales Agency Financing Agreement (the “Agreement”) with BNY Mellon Capital Markets, LLC (“BNYMCM”) and The Bank of New York Mellon (the “Forward Purchaser”). Under the terms of the Agreement, we may offer and, in some cases, issue and sell, shares of our common stock, par value $5.00 per share (the “Common Stock”), from time to time through BNYMCM, as agent, up to an aggregate sales price of $500,000,000 (subject to certain exceptions) and for a period of no more than three years.

The Common Stock may be offered in one or more selling periods, none of which will exceed 20 trading days. We shall specify to BNYMCM the aggregate selling price of the Common Stock to be sold during each selling period, which may not exceed $50,000,000 without BNYMCM’s prior written consent, and the minimum price below which sales may not be made, which may not be less than $5.00 per share without the prior written consent of BNYMCM. We will pay BNYMCM (or, in the case of a Forward Contract (as defined below) the Forward Purchaser through a reduced initial forward sale price) a commission equal to 1% of the sales price of all shares offered under the Agreement plus its reasonable documented out-of-pocket expenses, including fees and expenses of counsel, up to $90,000. The Common Stock offered under the Agreement may be offered, issued and sold in at-market-sales through BNYMCM, as agent, or offered in connection with one or more Forward Contracts entered into pursuant to the Master Forward Sale Agreement described below.

The Common Stock will be offered pursuant to a registration statement previously filed with the Securities and Exchange Commission (the “Registration Statement”) on Form S-3 (File No. 333-187398).

The Agreement is filed as Exhibit 1.1 hereto, and the description of the material terms of the Agreement is qualified in its entirety by reference to that exhibit.

Master Forward Sale Agreement

On March 21, 2013, we entered into a Master Confirmation for Forward Stock Sale Transactions (the “Forward Agreement”) with the Forward Purchaser relating to the Common Stock. In connection with the execution and performance of the Forward Agreement, we may from time to time enter one or more forward sale contracts with the Forward Purchaser (each, a “Forward Contract”). In connection with each Forward Contract entered into pursuant to the Forward Agreement, the Forward Purchaser will, at our request, borrow from third parties and, through BNYMCM, sell a number of shares of the Common Stock equal to the number of shares underlying such Forward Contract to hedge such Forward Contract.

The initial forward sale price per share under each Forward Contract will equal 99% of the volume weighted average price per share at which the shares of Common Stock underlying such Forward Contract are sold pursuant to the Agreement, subject to the price adjustment provisions of the Forward Agreement. If we elect to physically settle any Forward Contract by delivering shares of Common Stock, we will receive an amount of cash from the Forward Purchaser equal to the product of the initial forward sale price per share under such Forward Contract and the number of shares underlying such Forward Contract, subject to the price adjustment and other provisions of the Forward Agreement. Each Forward Contract provides that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in such Forward Contract by the amount per share of quarterly dividends we currently expect to declare during the term of such Forward Contract. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under the circumstances described in the next paragraph, we have the right, in lieu of physical settlement of any Forward Contract, to elect cash or net share settlement of such Forward Contract. If we elect cash or net share settlement of any Forward Contract, the Forward Purchaser or one of its affiliates will purchase shares of Common Stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the Forward Purchaser’s hedge. If the price of the Common Stock at which the Forward Purchaser or its affiliate unwinds the Forward Purchaser’s hedge is below the relevant forward sale price, the Forward Purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of Common Stock having a market value equal to such difference (if we net share settle). If the price of the Common Stock at which the Forward Purchaser or its affiliate unwinds the Forward Purchaser’s hedge exceeds the applicable forward sale price, we will pay the Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the Forward Purchaser a number of shares of Common Stock having a market value equal to such difference (if we elect to net share settle).

The Forward Purchaser will have the right to accelerate each Forward Contract and require us to physically settle on a date specified by the Forward Purchaser if (1) in the Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such Forward Contract because (x) insufficient shares of Common Stock have been made available for borrowing by share lenders or (y) the Forward Purchaser or its affiliate would incur a stock loan cost in excess of a specified threshold, (2) we declare any dividend or distribution on shares of Common Stock payable in (a) cash in excess of the specified amount, (b) securities of another company, or (c) any other type of securities (other than Common Stock), rights, warrants or other assets, (3) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers, as well as certain events involving our nationalization or delisting of the Common Stock) or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with such Forward Contract, our bankruptcy or a change in law (each as more fully described in each Forward Contract).

Item 8.01 Other Events.

Issuance of $250 million of First Mortgage Bonds

On March 28, 2013, we expect to settle the issuance and sale of $250,000,000 in aggregate principal amount of our First Mortgage Bonds, 4.10% Series due 2043 (the “Bonds”), pursuant to an underwriting agreement dated March 21, 2013 with BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters listed therein, which is filed as Exhibit 1.2 hereto. The Bonds will be a separate series of securities issued and secured by the Mortgage and Deed of Trust, dated as of July 1, 1939, between us and the Bank of New York Mellon Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee (the “Mortgage”), as supplemented and amended by forty-two indentures supplemental thereto, in addition to the forty-second supplemental (reopening) indenture (together, the “Supplemental Indentures”), and as will be further supplemented and amended by a forty-third supplemental indenture thereto (together with the Mortgage and the Supplemental Indentures, the “Amended Mortgage”), the form of which is filed as Exhibit 4.1 hereto.

We will pay interest on the Bonds on April 1 and October 1 of each year, beginning on October 1, 2013. Interest on the Bonds accrues from and including March 28, 2013 at a rate of 4.10% per year. The Bonds will mature on April 1, 2043. Prior to October 1, 2042, we may redeem the Bonds, in whole at any time, or in part from time to time, at a redemption price equal to the greater of: (a) 100% of the principal amount redeemed, plus accrued and unpaid interest on those Bonds to the redemption date, or (b) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 15 basis points, plus accrued and unpaid interest on those Bonds to the redemption date. On or after October 1, 2042, we may redeem the Bonds, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest on those Bonds to the redemption date. The Bonds will be secured equally with all other bonds outstanding or hereafter issued under the Mortgage. The Bonds will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The Bonds are being offered pursuant to the Registration Statement. The foregoing description of the Bonds and the Amended Mortgage is qualified by reference to the full text of the Amended Mortgage, which is filed as Exhibit 4(a) and Exhibit 4(b) to our Registration Statement No. 33-21739, Exhibit 4(o), Exhibit 4(p) and Exhibit 4(q) to our Annual Report on Form 10-K for the year ended December 1, 1992, Exhibit 4(r) to our Registration Statement No. 33-50069, Exhibit 4(s) to our Annual Report on Form 10-K for the year ended December 31, 1994, Exhibit 4(v) to our Annual Report on Form 10-K for the year ended December 31, 2000, Exhibit 4.1 to our Quarterly Report on Form 10-Q for the period ended March 31, 2002, Exhibits 4.1, 4.2 and 4.3 to our Current Report on Form 8-K filed on January 18, 2005, Exhibit 4.1 to our Current Report on Form 8-K filed on June 30, 2005, Exhibit 4.16 to our Current Report on Form 8-K filed on May 16, 2007, Exhibit 4.1 to our Current Report on Form 8-K filed on November 24, 2008, Exhibit 4.1 to our Current Report on Form 8-K filed on February 28, 2012, Exhibit 4.1 to our Current Report on Form 8-K filed on May 16, 2012 and Exhibit 4.1 hereto, all of which are incorporated by reference herein.

Direct Stock Purchase Plan

On March 21, 2013, we filed a prospectus relating to 2,362,951 shares (the “Shares”) of our Common Stock, that may be offered for sale pursuant to our direct stock purchase plan (the “Plan”). The Plan has previously been in use, and 1,000,000 shares are being added to the Plan in connection with the prospectus. The Shares have been registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agency Financing Agreement, dated March 21, 2013, with BNY Mellon Capital Markets, LLC and The Bank of New York Mellon

1.2	Underwriting Agreement, dated as of March 21, 2013, among Westar Energy, Inc. and BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Form of Forty-Third Supplemental Indenture, dated as of March 28, 2013, by and between Westar Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank

5.1	Opinion of Larry D. Irick regarding the legality of the First Mortgage Bonds

5.2	Opinion of Larry D. Irick regarding the legality of the common stock

5.3	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Master Confirmation for Forward Stock Sale Transactions, dated March 21, 2013, between Westar Energy, Inc. and The Bank of New York Mellon

23.1	Consent of Larry D. Irick (contained in Exhibit 5.1)

23.2	Consent of Larry D. Irick (contained in Exhibit 5.2)

23.3	Consent of Larry D. Irick (contained in Exhibit 5.3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: March 22, 2013	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Sales Agency Financing Agreement, dated March 21, 2013, with BNY Mellon Capital Markets, LLC and The Bank of New York Mellon

1.2	Underwriting Agreement, dated as of March 21, 2013, among Westar Energy, Inc. and BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Form of Forty-Third Supplemental Indenture, dated as of March 28, 2013, by and between Westar Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank

5.1	Opinion of Larry D. Irick regarding the legality of the First Mortgage Bonds

5.2	Opinion of Larry D. Irick regarding the legality of the common stock

5.3	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Master Confirmation for Forward Stock Sale Transactions, dated March 21, 2013, between Westar Energy, Inc. and The Bank of New York Mellon

23.1	Consent of Larry D. Irick (contained in Exhibit 5.1)

23.2	Consent of Larry D. Irick (contained in Exhibit 5.2)

23.3	Consent of Larry D. Irick (contained in Exhibit 5.3)